Exhibit 99.1

Edge Petroleum Announces First Quarter Operating Results With Record Production

HOUSTON, April 20 /PRNewswire-FirstCall/ -- EDGE PETROLEUM CORPORATION (Nasdaq: EPEX) announced today total estimated production for the three months ended March 31, 2005 of 4.2 Bcfe equivalent, or about 46.7 MMcfe per day. This record level of production was an increase of 35% over the same period a year ago and a sequential increase of 31% over the previous quarter. The estimated first quarter production of 4.2 Bcfe was 76% natural gas, 12% natural gas liquids and 12% oil and condensate. Edge’s production exit rate at March 31, 2005 was approximately 46.3 MMcfe per day.

Edge drilled and logged six wells during the first quarter, all of which were successful. Since the end of the quarter three additional wells have been logged and are apparent successes. Edge currently has 4 wells drilling and has plans to spud another 12 to 17 wells during the second quarter.

Commenting on recent operations, John O. Tugwell, Executive Vice President and Chief Operating Officer, noted, “We are very pleased with our 2005 operating results to date. Production and drilling operations are on schedule and our drilling program is accelerating as we had planned. Our first quarter drilling activities were focused in the South Texas and Southeast New Mexico plays. We expect more of the same in the second quarter plus the start of our 2005 drilling program in the Encinitas field.

“Our first three Queen City wells in the Nueva Vista area have all been successful. These wells have proven up at least 4 to 6 additional locations and we anticipate even more locations to be identified as we continue to drill and study this area. We expect to have at least one rig, and perhaps two, continuously working in this prospective area throughout the year.

“In the Lobo play, we have drilled three successful wells and have one well currently drilling. As in the Queen City play, these wells have set up additional drilling opportunities and we are continuing to expand our acreage position in the play.

“Finally, in southeast New Mexico, we are drilling the fourth shallow well in our 2005 program and expect to begin our deep drilling program later in the second quarter. We have been very pleased with our well results this year and are attempting to further expand our position in both the shallow and deep plays.”

Edge plans to release first quarter financial results at its Annual Meeting of Shareholders on April 27, 2005 and host a conference call on April 28, 2005 at 1:30 p.m. CDT. Interested parties may participate by dialing 800-683-1575 (ID#: Edge). The call will also be webcast and can be accessed by logging onto the web at
phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=98341&eventID=1
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Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock is listed on the NASDAQ National Market under the symbol “EPEX”.

Statements regarding production, all forecasts for 2005, including production, timing of future wells, growth in operational activities, performance goals and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation, results of acquisitions and the ability of the company to meet its stated business goals.

SOURCE  Edge Petroleum Corporation
          -0-                                        04/20/2005
          /CONTACT:  Michael G. Long, Chief Financial Officer of Edge Petroleum
Corporation, +1-713-654-8960/
          /Web site:  http://www.edgepet.com /